SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                 ______________

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) November 6, 2002

                         LUCAS EDUCATIONAL SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Exact name of Registrant as Specified in Charter)


          Delaware                     0-24374                   62-1690722
--------------------------------------------------------------------------------
(State of Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)

                 Flat K, 12/F., International Industrial Centre,
                  2-8 Kwei Tei St. Fo Tan Shatin N.T. Hong Kong
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code   (0755) 83365354-267

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         Set forth below are the Financial Statements and Pro Forma Financial Statements related to the Registrants acquisition of Intsys Share Limited, a British Virgin Islands corporation on November 6, 2002. A Form 8-K detailing of the acquisition was filed with the Security Exchange Commission on November 21, 2002.

(a)      Financial Statements.

                       INTSYS SHARE LIMITED AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS





                                                                           Pages
                                                                           -----

Report of Independent Auditors                                               F-2

Consolidated Balance Sheet as of December 31, 2001                           F-3

Consolidated Statements of Operations for the years ended
December 31, 2001 and 2000                                                   F-4

Consolidated Statements of Changes in Stockholders' Equity
for the years ended December 31, 2001 and 2000                               F-5

Consolidated Statements of Cash Flows for the years ended
December 31, 2001 and 2000                                                   F-6

Notes to Consolidated Financial Statements                           F-7 to F-13


Unaudited Consolidated Balance Sheet as of September 30, 2002               F-14

Unaudited Consolidated Statement of Operations for the nine months
ended September 30, 2002                                                    F-15

Unaudited Consolidated Statement of Cash Flows for the nine months
ended September 30, 2002                                                    F-16

Notes to Consolidated Financial Statements                                  F-17

                          INDEPENDENT AUDITORS' REPORT



TO THE STOCKHOLDERS AND BOARD OF DIRECTORS
OF INTSYS SHARE LIMITED

We have audited the accompanying consolidated balance sheet of Intsys Share Limited (the "Company") including its subsidiary (the "Group") as of December 31, 2001 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2001 and 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with generally accepted accounting principles in the United States of America.





Thomas Leger & Co., L.L.P.
Houston, Texas
August 22, 2002

                       INTSYS SHARE LIMITED and subsidiary
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001
                             (UNITED STATES DOLLARS)

                                                                        2001
                                                                      ----------

                                     ASSETS
Current assets
   Cash                                                               $  310,976
   Trade receivables, net of allowance of $25,036                        454,698
   Related party receivable                                              132,313
   Inventories                                                         1,482,048
   Costs and estimated earnings in excess of billings
      on uncompleted contracts                                           624,157
   Deposits and prepayments                                              346,683
   Other receivables                                                      66,625
                                                                      ----------

Total current assets                                                   3,417,500
                                                                      ----------

Property, plant and equipment, net                                     1,057,238
                                                                      ----------

Total assets                                                          $4,474,738
                                                                      ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable                                                   $   38,627
   Related party payable                                                 385,542
   Accrued liabilities and other payables                                448,707
   Billings in excess of costs and estimated
     earnings on uncompleted contracts                                    49,573
                                                                      ----------

Total current liabilities                                                922,449


Minority interests                                                     1,253,895

Commitments and contingencies (Note 9)

Stockholders' equity
Common stocks; $.01 par value; 50,000,000 shares
   authorized, issued and outstanding                                    500,000
Additional paid-in capital                                             1,359,444
Retained earnings                                                        438,950
                                                                      ----------

Stockholders' equity                                                   2,298,394
                                                                      ----------

Total liabilities and stockholders' equity                            $4,474,738
                                                                      ==========



 The accompanying footnotes are an integral part of these financial statements.

                       INTSYS SHARE LIMITED and subsidiary
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                             (UNITED STATES DOLLARS)


                                                        2001            2000
                                                     ----------      ----------


SALES                                                $6,085,797      $3,843,502

COST OF SALES                                         5,073,751       3,217,497
                                                     ----------      ----------

GROSS PROFIT                                          1,012,046         626,005

SELLING AND MARKETING EXPENSES                          211,204         106,075

GENERAL AND ADMINISTRATIVE EXPENSES                     448,658         379,580

MINORITY INTEREST                                       135,823          53,135
                                                     ----------      ----------

INCOME FROM OPERATIONS                                  216,361          87,215

OTHER INCOME (LOSS)
   Net gain on sale of investments                       81,178          64,262
   Loss on disposition of fixed assets                  (44,001)        (20,584)
   Interest expense                                        (768)        (42,015)
   Interest income                                       29,036          11,600
                                                     ----------      ----------

INCOME BEFORE TAX PROVISION                             281,806         100,478

INCOME TAX EXPENSE                                       24,961            --
                                                     ----------      ----------

NET INCOME                                           $  256,845      $  100,478
                                                     ==========      ==========








 The accompanying footnotes are an integral part of these financial statements.


                       INTSYS SHARE LIMITED AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                             (UNITED STATES DOLLARS)



                                            Common Stock       Additional                        Total
                             -----------------------------      Paid-In         Retained     Stockholders'
                                Shares           Amount         Capital         Earnings        Equity
                             -------------   -------------   -------------   -------------   -------------
Balance, December 31, 1999      50,000,000   $     500,000   $     428,119   $      81,627   $   1,009,746

Capital contributed                   --              --           931,325            --           931,325

Net income                            --              --              --           100,478         100,478
                             -------------   -------------   -------------   -------------   -------------
Balance, December 31, 2000      50,000,000         500,000       1,359,444         182,105       2,041,549

Net Income                            --              --              --           256,845         256,845
                             -------------   -------------   -------------   -------------   -------------

Balance, December 31, 2001      50,000,000   $     500,000   $   1,359,444   $     438,950   $   2,298,394
                             =============   =============   =============   =============   =============























 The accompanying footnotes are an integral part of these financial statements.


                       INTSYS SHARE LIMITED AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                             (UNITED STATES DOLLARS)

                                                                           2001           2000
                                                                       -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                             $   256,845    $   100,478
Adjustments to reconcile net income to
     net cash provided by operating activities:
     Depreciation expense                                                  454,073        282,864
     Loss on disposition of fixed assets, net                               44,001         20,584
     Gain on disposition of short-term investments                         (81,178)       (64,262)
     Minority interest expense                                             135,823         53,135
Changes in operating assets and liabilities:
     Increase in trade receivables                                        (226,669)      (305,126)
     Increase in Inventories                                              (702,007)      (471,325)
     (Decrease) increase in costs and estimated
        earnings in excess of billings on uncompleted contracts           (584,434)       411,474
     (Decrease) increase in deposits and prepayments                        (3,139)       495,337
     Decrease in other receivables                                         253,147         42,104
     Decrease in billings in excess of costs and
       estimated earnings on uncompleted contracts                        (234,698)      (653,963)
     (Decrease) increase in accounts payable and accrued liabilities      (262,088)       932,869
                                                                       -----------    -----------

Net cash  used  by operating activities                                   (950,324)       844,169
                                                                       -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Capital expenditures                                                  (70,545)    (1,183,449)
     Proceeds from disposition of fixed assets                              49,375           --
     Purchase of short-term investments                                    (63,623)       (79,418)
     Proceeds from sale of short-term investments                          157,457        131,024
                                                                       -----------    -----------

Cash provided (used) by investing activities                                72,664     (1,131,843)
                                                                       -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Capital contributions                                                    --          931,325
     Proceeds from bank loan                                                  --          963,855
     Principal payments on bank loan                                      (963,855)          --
                                                                       -----------    -----------

Cash provided (used) by financing activities                              (963,855)     1,895,180
                                                                       -----------    -----------

NET INCREASE (DECREASE) IN CASH                                         (1,841,515)     1,607,506

Cash and cash equivalents, at beginning of period                        2,152,491        544,985

                                                                       -----------    -----------
Cash and cash equivalents, at end of period                            $   310,976    $ 2,152,491
                                                                       ===========    ===========

Supplementary disclosures of cash flow information:
      Interest paid                                                    $       768    $    42,015
                                                                       ===========    ===========
      Taxes paid                                                       $    35,079    $      --
                                                                       ===========    ===========

 The accompanying footnotes are an integral part of these financial statements.

                       INSYS SHARE LIMITED AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   DESCRIPTION OF BUSINESS AND BUSINESS COMBINATION

     Intsys Share Limited ("Company") was incorporated in the British Virgin Islands on April 29, 2002. The Company is a holding company for investments in operating companies.

     During May 2002, the Company acquired a 65.41% interest in Shenzen Digitainment Co., Ltd. (Digitainment) and the former owners of the 65.41% interest in Digitainment have become all the shareholders of the Company. The Company is indirectly controlled by Shenzhen Huaqiang Holdings Limited, which also indirectly controls the minority interest shareholder (34.59%) of Digitainment.

     Since its incorporation, the Company has not engaged in any business transactions except for the acquisition of Digitainment. Digitainment is principally engaged in the design, development and construction of
     4-dimension cylindrical screen system, digital video, intelligent weak current engineering, theme sites and similar computer system integration projects and the sale of entertainment and amusement products in the Peoples Republic of China ("PRC"). All current operations are in the PRC.


2.   Basis of presentation and consolidation

     The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America.

     The business combination referred to in note 1 above is deemed to be a reverse acquisition and the acquisition of the 65.41% interest in Digitainment has been accounted for at historical cost. For the purpose of presenting the financial statements on a consistent basis, the consolidated financial statements have been prepared as if the Company had been in existence since December 31, 1999 and throughout the whole periods covered by those financial statements.

     The consolidated financial statements include the financial statements of the Company and its 65.41% owned subsidiary. All significant intercompany balances and transactions, including intercompany profits and unrealized profits and losses are eliminated on consolidation.


3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash and cash equivalents
     -------------------------

     Cash and cash equivalents include cash on hand, demand and time deposits with banks and liquid investments with an original maturity of three months or less.

     Short-term Investments
     ----------------------

     The Company follows Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities."

                       INSYS SHARE LIMITED AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



     Accordingly,    the   Company   classifies   short-term    investments   as
     available-for-sale and at their fair value. Unrealized holding gains and losses are included as a component of

     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Continued


     other comprehensive income until realized. Realized gains and losses are determined by the specific identification method and are reflected in income. There were no short-term investments at December 31, 2001. Proceeds and gross realized gains from the sale of short-term investments for the year ended December 31, 2001 were $157,457 and $81,178 respectively. Proceeds and gross realized gains from the sale of short-term investments for the year ended December 31, 2000 were $131,024 and $64,262 respectively.

     Inventory
     ---------

     Inventories consist of raw materials and are stated at the lower of cost, on a first-in, first-out basis, or net realizable value. Costs of raw materials include purchases and related costs incurred in bringing the products to their present location and condition.

     Property, plant and equipment
     -----------------------------

     Property,  plant and  equipment  are  recorded at cost.  Gains or losses on disposals are reflected in current operations. Major expenditures for betterments and renewals are capitalized. All ordinary repair and maintenance costs are expensed as incurred. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets, generally three to five years. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the term of the lease.

     The carrying value of property, plant and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the fixed assets is reduced by the amount of the impairment. The Group determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

     Revenue and cost recognition
     ----------------------------

     The Company principally derives its revenue from (i) the design, development and construction of 4-dimension cylindrical screen system, digital video, intelligent weak current engineering, theme sites and similar computer system integration projects, (ii) the sale of entertainment and amusement products, and (iii) equipment rental.

     (i)  Long-term construction contract revenue and costs

          Long-term construction contract revenue and costs are recognized as revenue and expenses in the statement of operations by reference to the stage of completion of a contract (i.e. the percentage of completion method) when the outcome of that contract can be estimated reliably. The stage of completion of a contract is determined based on the proportion that costs incurred to balance sheet date bear to total estimated costs. A loss on a contract is recognized as an expense immediately when it is probable that total contract costs will exceed total contract revenue.

                       INSYS SHARE LIMITED AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Continued

          Costs attributable to unpriced change orders would be treated as costs of contract performance in the period in which the costs are incurred if it is not probable that the costs will be recovered through a change in the contract price. If it is probable that the costs will be recovered through a change in the contract price, they would be treated as costs of contract performance in the period in which they are incurred, and contract revenue would be recognized to the extent of the costs incurred. If it is probable that the contract price will be adjusted by an amount that exceeds the costs attributable to the change order and the amount of the excess can be reliably estimated, the original contract price would also be adjusted for that amount when the costs are recognized as costs of contract performance if its realization is probable.

     (ii) Sale of entertainment and amusement products

          Revenue  from  sale  of  entertainment   and  amusement   products  is
          recognized when the products are delivered to the customers. Revenue is arrived at after deduction of any sales returns and discounts.

     (iii) Equipment rental income

          Equipment rental income is recognized when the rentals become due and receivable.

     Income taxes
     ------------

     The Group accounts for income tax using Statements of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes". SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Group is able to realize their benefits, or that future deductibility is uncertain.

     Foreign currency translation
     ----------------------------

     The Group maintains its books and accounting records in Renminbi: ("RMB") the PRC's currency. Translation of amounts from RMB in United States dollars ("US$") has been made at the single rate of exchange of US$1.00:RMB8.30. No representation is made that RMB amounts have been or could be, converted into US$ at that rate.

     On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People's Bank of China (the "Unified Exchange Rate").

                       INSYS SHARE LIMITED AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Continued

     This quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions required submitting a payment application form together with invoices, shipping documents and signed contracts.

     Jointly controlled operations
     -----------------------------

     A joint controlled operation is a joint venture in which two or more venturers combine their operations, resources and expertise in order to construct, market and operate jointly a particular project under a contractual arrangement when no corporation, partnership or other entity has been established. Different parts of the construction process are carried out by each of the venturers. Each venturers bear its own costs and takes a share of the revenue from the project, which is determined in accordance with the contractual arrangement.

     In respect of its interests in jointly controlled operations, the Group recognizes in the consolidated financial statements:

     (i)  the assets that it controls and the liabilities that it incurs; and

     (ii) the expenses that it incurs and its share of the income that it earns from the sale of goods or services by the joint ventures.

     Fair values of financial instruments
     ------------------------------------

     The Group values its financial instruments as required by SFAS No. 107, "Disclosures about Fair Value of Financial Instruments". The Group's financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, prepayments, accounts payable and accruals. The carrying values of financial instruments approximate the fair values because of their short-term maturities.

     Use of estimates
     ----------------

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Reclassification
     ----------------

     Certain reclassifications have been made to the December 31, 2000 financial statements in order to conform to the classification used in the current year.


                       INSYS SHARE LIMITED AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

4.   SUBSIDIARY

     Details of the Company's subsidiary as of December 31, 2001 were as follows:

                                               Ownership
                                               interest
                                            attributable to
      Company name   Place of registration     the Group       Principal activities
     --------------  ---------------------  ---------------   ----------------------

     Shenzhen        People's Republic of        65.41%       4-dimension
     Digitainment    China                                    cylindrical screen
     Co., Ltd.                                                system, digital video,
                                                              intelligent weak
                                                              current engineering,
                                                              theme sites and other
                                                              computer system
                                                              integration projects
                                                              and the development
                                                              and sale of
                                                              entertainment and
                                                              amusement products
                                                              Investment holding

5.   INVENTORIES

     Inventories are summarized as follows at December 31, 2001:

     Raw materials                                                    $  719,835
     Work-in-progress                                                    494,393
     Finished goods                                                      267,820
                                                                      ----------
                                                                      $1,482,048
                                                                      ==========


6.   COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS

                                                                         2001
                                                                      ----------

     Costs incurred on uncompleted contracts                          $6,636,260
     Estimated earnings to date                                          931,755
                                                                      ----------
                                                                       7,568,015

     Less: Billings to date                                            6,993,431
                                                                      ----------
                                                                      $  574,584
                                                                      ==========

     Included in the accompanying balance sheet under the following captions:

    Costs and estimated earnings in excess
        of billings on uncompleted contracts                            $624,157

    Billings in excess of costs and estimated
         earnings on uncompleted contracts                                49,573
                                                                        --------
                                                                        $574,584
                                                                        ========

                       INSYS SHARE LIMITED AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

7.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant, and equipment consisted of the following at December 31, 2001:


     Leasehold improvements                                             209,352
     Plant and machinery                                                 28,863
     Furniture and fixtures                                              85,893
     Computers and equipment                                          1,340,845
     Motor vehicles                                                     193,964
                                                                     ----------
                                                                      1,858,917

     Less: Accumulated depreciation                                    (801,679)
                                                                     ----------

                                                                      1,057,238
                                                                     ==========


8.   INCOME TAXES

     The Company's subsidiary is subject to Enterprise Income Tax in the PRC at a rate of 15% on the net profits. However, based on the local tax rules, the Company is entitled to a tax holiday for the first two years of its operations and a 50% reduction of the rate for the third through fifth years of operations. The provision for taxes on earnings for the year ended December 31, 2001 was $24,961. No provision for deferred tax (benefit) has been made as no significant deferred tax liabilities or assets existed as of December 31, 2001.


9.   LEASE COMMITMENTS

     Operating leases

     The following are the approximate minimum lease payments that will have to be made in each of the years indicated based on operating leases in effect as of December 31, 2001:

     2002                                                                $58,000
     2003                                                                 19,000
     2004                                                                  2,000
                                                                         -------

     Total minimum lease payments                                        $79,000
                                                                         =======

     The total rental expenses incurred for the year ended December 31, 2001 and 2000 amounted to $158,632 and $131,215 respectively.


10.  MAJOR CUSTOMERS AND CONCENTRATIONS OF CREDIT RISK

     Financial instruments which potentially expose the Group to concentrations of credit risk, consist of cash and accounts receivable at December 31, 2001. The Company performs ongoing evaluations of its cash position and credit evaluations at the subsidiary level to ensure collections and minimize losses.

                       INSYS SHARE LIMITED AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     MAJOR CUSTOMERS AND CONCENTRATIONS OF CREDIT RISK Continued

     One customer accounted for approximately 53% of sales for the year ended December 31, 2001. One customer accounted for approximately 62% of sales for the year ended December 31, 2000.


11.  CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

     The Group's operations are conducted in the PRC. Accordingly, the Group's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

     The Group's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Group's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.


12.  RELATED PARTY TRANSACTIONS

     The financial statements include balances and transactions with related parties at December 31, 2001. Sales to and purchases from related parties were at the same prices as if these transactions were with third parties. The Company's subsidiary has cash deposits and a receivable of $288,640 and $21,428 respectively with an affiliate that controls the subsidiary.

     The Company's subsidiary entered into a contract with an affiliate which has a common director and both entities are controlled by another affiliate. Total revenue recognized related to this contract by the subsidiary during 2001 was $260,963 and the amount receivable at December 31, 2001 from this affiliate was $132,313.

     During 2001, the Company's subsidiary purchased certain components for its products from an affiliate which controls the subsidiary. Total purchases from the affiliate and the related payable at December 31, 2001 was $385,542. In addition, the Company's subsidiary sold products and equipment of $391,309 to this affiliate.

     The Company's subsidiary leases certain facilities from an affiliate which controls the subsidiary. Total rent and building management fees for these facilities were $76,813 for the years ended December 31, 2001 and 2000.


13.  SUBSEQUENT EVENTS

     On September 18, 2002, subject to the terms and conditions of the stock purchase agreement, the Company acquired 70% of the issued and outstanding stock of Hytechnology Inc. (a Delaware, USA corporation) for $172,000 in cash.

                       INTSYS SHARE LIMITED AND SUBSIDIARY
                     CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               SEPTEMBER 30, 2002
                             (UNITED STATES DOLLARS)

                                     ASSETS

Current assets
     Cash and bank balances                                           $3,280,836
     Trade receivables, net of allowance of $25,036                      449,215
     Related party receivables                                           154,979
     Inventories                                                       1,562,515
     Costs and estimated earnings in excess of billings on
     uncompleted contracts                                               389,014
     Deposits and prepayments                                            383,321
     Other receivables                                                   222,015
                                                                      ----------

Total current assets                                                   6,441,895
                                                                      ----------

Property, plant and equipment, net                                       642,482
                                                                      ----------

Total assets                                                          $7,084,377
                                                                      ==========


                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Bank loans                                                       $2,168,675
     Accounts payable                                                     95,315
     Accrued liabilities and other payables                              855,468
     Billings in excess of costs and estimated earnings
uncompleted contracts                                                     91,810
                                                                      ----------

Total current liabilities                                              3,211,268
                                                                      ----------

Minority interest                                                      1,364,866
                                                                      ----------

Stockholders' equity
     Common stocks                                                       500,000
     Additional paid-in capital                                        1,359,444
     Retained earnings                                                   648,799
                                                                      ----------

Total stockholders' equity                                             2,508,243
                                                                      ----------

Total liabilities and shareholders' equity                            $7,084,377
                                                                      ==========

                       INTSYS SHARE LIMITED AND SUBSIDIARY
                         STATEMENT OF INCOME (UNAUDITED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                             (UNITED STATES DOLLARS)


SALES                                                               $ 4,314,589

COSTS OF SALES                                                        3,348,410
                                                                    -----------

GROSS PROFIT                                                            966,179

SELLING AND MARKETING EXPENSES                                          275,504

GENERAL AND ADMINISTRATIVE EXPENSES                                     294,780

MINORITY INTEREST                                                       110,972
                                                                    -----------

INCOME FROM OPERATIONS                                                  284,923

OTHER INCOME (EXPENSE)
     Interest expense                                                    (9,386)
     Interest income                                                      3,631
                                                                    -----------
INCOME BEFORE TAX PROVISION                                             279,168

INCOME TAX EXPENSE                                                       69,320
                                                                    -----------

NET INCOME                                                          $   209,848
                                                                    ===========

                       INTSYS SHARE LIMITED AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                             (UNITED STATES DOLLARS)


CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                          $   209,848
Adjustments to reconcile net income to
     net cash provided by operating activities:
     Depreciation expense                                               377,961
     Loss on disposal of fixed assets                                    49,305
     Minority interest expense                                          110,972
Changes in operating assets and liabilities:
     Increase in trade receivables                                      (17,183)
     Increase in Inventories                                            (80,467)
     Decrease in costs and estimated
        earnings in excess of billings on uncompleted contracts         235,143
     Increase in deposits and prepayments                               (36,638)
     Increase in other receivables                                     (155,389)
     Increase in billings in excess of costs and
       estimated earnings on uncompleted contracts                       42,237
     Increase in accounts payable and accrued liabilities                77,905
                                                                    -----------

Net cash provided by operating activities                               813,694
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Capital expenditures                                               (12,510)
                                                                    -----------

Cash provided (used) by investing activities                            (12,510)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from bank loan                                          2,168,676
                                                                    -----------

Cash provided by financing activities                                 2,168,676
                                                                    -----------

NET INCREASE IN CASH                                                  2,969,860

Cash and cash equivalents, at beginning of period                       310,976

                                                                    -----------
Cash and cash equivalents, at end of period                         $ 3,280,836
                                                                    ===========

Supplementary disclosures of cash flow information:
      Interest paid                                                 $     9,386
                                                                    ===========
      Taxes paid                                                    $   126,696
                                                                    ===========

                      INTSYS SHARE LIMITED AND SUBSIDIARY
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
--------------------------------------------------------------------------------


NOTE 1. - BASIS OF PRESENTATION

The accompanying unaudited financial statements of Intsys Share Limited and Subsidiary have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10QSB and Item 310(b) of Regulation S-B. They do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation, have been included in the accompanying unaudited financial statements. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the full year.

These financial statements should be read in conjunction with the financial statements and footnotes, which are included as part of financial statements for the year ended December 31, 2001.


(b) Pro Forma Financial Statements.


UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION



The following unaudited pro forma combined financial statements give effect to the merger using the purchase method of accounting as prescribed by Statement of Financial Accounting Standards No. 141 "Business Combinations." The following unaudited pro forma combined financial statements and the accompanying notes should be read in conjunction with the historical financial statements and related notes of Lucas Educational Systems, Inc. (Lucas) and Intsys Share
Limited and Subsidiary (Intsys) which are included elsewhere in this document.

The  unaudited  pro  forma  combined  financial   statements  are  provided  for
information  purposes  only and do not purport to  represent  what the  combined financial  position and results of operations  would have been had the merger in fact occurred on the dates indicated. The following unaudited pro forma combined balance sheet represents the combined  financial position of Lucas and Intsys as of September 30, 2002. The unaudited pro froma combined statements of operations give effect to the proposed  merger of Lucas and Intsys by combining the results of  operations  for the year ended  December  31, 2001 and the nine month period ended September 30, 2002,  assuming the merger occurred in the earliest  period.
The  unaudited  pro  forma  combined  financial  statements  are  presented  for illustrative  purposes only. The pro forma  adjustments are based upon available information and assumptions that management believes are reasonable.





                     INTSYS SHARE LIMITED AND SUBSIDIARY AND
          LUCAS EDUCATIONAL SYSTEMS, INC. (A DEVELOPMENT STAGE COMPANY)
                        PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2002


                                                  LUCAS          INTSYS
                                               EDUCATIONAL       SHARE
                                                 SYSTEMS        LIMITED      PRO FORMA
       ASSETS                                  (Unaudited)    (Unaudited)   ADJUSTMENTS       PRO FORMA
---------------------                          -----------    -----------   -----------      -----------
CURRENT ASSETS
  Cash and cash equivalents                    $        18    $ 3,280,836   $      --        $ 3,280,854
  Trade receivables                                   --          449,215          --            449,215
  Related party receivables                           --          154,979       154,979
  Inventories                                         --        1,562,515          --          1,562,515
  Costs and estimated earnings in excess
    of billings on uncompleted contracts              --          389,014          --            389,014
  Prepaid expenses                                    --          383,321          --            383,321
  Other receivables                                   --          222,015          --            222,015
                                               -----------    -----------   -----------      -----------
  Total current assets                                  18      6,441,895          --          6,441,913

PROPERTY AND EQUIPMENT, NET                           --          642,482          --            642,482
                                               -----------    -----------   -----------      -----------
                                               $        18    $ 7,084,377   $      --        $ 7,084,395
                                               ===========    ===========   ===========      ===========




  LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued expenses       $     7,721    $   950,783   $   103,000  3   $ 1,061,504
   Bank loan                                          --        2,168,675          --          2,168,675
   Due to affiliate                                 15,188           --         (15,188) 2          --
   Billings in excess of costs and estimated
    earnings on uncompleted contracts                 --           91,810          --             91,810
                                               -----------    -----------   -----------      -----------
   Total current liabilities                        22,909      3,211,268        87,812        3,321,989

Minority interest                                     --        1,364,866          --          1,364,866

Shareholders' equity
   Common stock                                        192        500,000      (460,000) 1        40,192
   Paid-in capital                               3,336,706      1,359,444    (2,884,601) 1,2   1,811,549
   Retained earnings(deficit)                   (3,359,311)       648,799     3,256,311  1,3     545,799
   Treasury stock                                     (478)          --             478  1          --
                                               -----------    -----------   -----------      -----------
                                               $        18    $ 7,084,377   $      --        $ 7,084,395
                                               ===========    ===========   ===========      ===========



Notes to Pro Forma Financial Statements

1.   Adjustment  to record  changes  for stock  issued  and  recapitalize  Lucas
     Educational Systems, Inc. with the capital structure of Intsys Share Limited and Subsidiary reflecting change in par value from $0.01 to $0.001.

2.   To convert outstanding related party payables into shares of common stock.

3.   To record merger costs.

4.   Eliminate loss from discontinued operations.


                    INTSYS SHARE LIMITED AND SUBSIDIARY AND
          LUCAS EDUCATIONAL SYSTEMS, INC. (A DEVELOPMENT STAGE COMPANY)
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001


                                        LUCAS           INTSYS
                                     EDUCATIONAL        SHARE
                                       SYSTEMS         LIMITED        PRO FORMA
                                     (Unaudited)     (Unaudited)     ADJUSTMENTS       PRO FORMA
                                    ------------    ------------    ------------     ------------
Gross revenue                       $       --      $  6,085,797    $       --       $  6,085,797
Cost of sales                               --         5,073,751            --          5,073,751
                                    ------------    ------------    ------------     ------------
Gross profit                                --         1,012,046            --          1,012,046


Selling, general and
  administrative expenses                   --           659,862         103,000  3       762,862
Minority interest                           --           135,823            --            135,823
Other income, net                           --           (65,445)           --            (65,445)
Income tax expense                          --            24,961            --             24,961
                                    ------------    ------------    ------------     ------------
Net income from
   continuing operations                    --           256,845         103,000          153,845


Loss from discontinued
   operations                           (502,673)           --           502,673  4          --
                                    ------------    ------------    ------------     ------------

Net income (loss)                   $   (502,673)   $    256,845    $    399,673     $    153,845
                                    ============    ============    ============     ============

Income (loss) per common share

Basic and diluted
  Income from continuing
   operations                       $       --                                       $       0.00
  Loss from discontinued
   operations                       $      (2.96)                                            --
                                    ------------                                     ------------
Net income (loss)                   $      (2.96)                                    $       0.00
                                    ============                                     ============

Weighted average number of common
  shares outstanding
  Basic                                  169,951                                       40,192,063



Notes to Pro Forma Financial Statements

1.   Adjustment  to record  changes  for stock  issued  and  recapitalize  Lucas
     Educational Systems, Inc. with the capital structure of Intsys Share Limited and Subsidiary reflecting change in par value from $0.01 to $0.001.

2.   To convert outstanding related party payables into shares of common stock.

3.   To record merger costs.

4.   Eliminate loss from discontinued operations.


                     INTSYS SHARE LIMITED AND SUBSIDIARY AND
          LUCAS EDUCATIONAL SYSTEMS, INC. (A DEVELOPMENT STAGE COMPANY)
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   NINE MONTH PERIOD ENDED SEPTEMBER 30, 2002


                                       LUCAS          INTSYS
                                    EDUCATIONAL       SHARE
                                      SYSTEMS        LIMITED      PRO FORMA
                                    (Unaudited)    (Unaudited)   ADJUSTMENTS     PRO FORMA
                                    -----------    -----------   -----------    -----------
Gross revenue                       $      --      $ 4,314,589          --      $ 4,314,589
Cost of sales                              --        3,348,410          --        3,348,410
                                    -----------    -----------   -----------    -----------
Gross profit                               --          966,179          --          966,179


Selling, general and
  administrative expenses                  --          570,284          --          570,284
Minority interest                          --          110,972          --          110,972
Other expense, net                         --            5,755          --            5,755
Income tax expense                         --           69,320          --           69,320
                                    -----------    -----------   -----------    -----------
Net income from continuing
  operations                            209,848        209,848
Loss from discontinued
  operations                            (63,357)          --          63,357 4         --
                                    -----------    -----------   -----------    -----------

Net income (loss)                   $   (63,357)   $   209,848   $    63,357    $   209,848
                                    ===========    ===========   ===========    ===========

Income (loss) per common share

Basic and diluted
  Income from continuing
   operations                       $      --                                   $      0.01
  Loss from discontinued
   operations                             (0.33)                                       --
                                    -----------                                 -----------
Net income (loss)                   $     (0.33)                                $      0.01
                                    ===========                                 ===========

Weighted average number of common
  shares outstanding
  Basic and diluted                     192,063                                  40,192,063



Notes to Pro Forma Financial Statements

1.   Adjustment  to record  changes  for stock  issued  and  recapitalize  Lucas
     Educational Systems, Inc. with the capital structure of Intsys Share Limited and Subsidiary reflecting change in par value from $0.01 to $0.001.

2.   To convert outstanding related party payables into shares of common stock.

3.   To record merger costs.

4.   Eliminate loss from discontinued operations.

(c) Exhibits  None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 LUCAS EDUCATIONAL SYSTEMS, INC.

Date:    January 15, 2003                        By /s/ Guangwei Liang
                                                   -----------------------------
                                                 Name: Guangwei Liang
                                                 Title:  Chief Executive Officer